Exhibit 1.01

Johnson Outdoors Inc.
Conflict Minerals Report for Calendar Year 2016
May 31, 2017

Exhibit 1.01
to Specialized Disclosure Report Accompanying Form SD
Filed with the SEC on: May 31, 2017

Signed by:	/s/ David W. Johnson
Name, Title: David W. Johnson, Chief Financial Officer
Date: May 31, 2017

Introduction:

Johnson Outdoors Inc. (“JOI,” “we,” “us,” “our”) is a publicly traded U.S. company that recognizes itself as an issuer as defined under section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to in this report as “Dodd-Frank.”  JOI manufactures, and contracts to manufacture, products for which conflict minerals are necessary to functionality. JOI has reason to believe that some of these necessary conflict minerals may have originated from the Democratic Republic of Congo or an adjoining countries and that some of those minerals may not be solely from recycled or scrap sources.

In order to fully comply with the requirements of an issuer under Dodd-Frank, JOI has designed, implemented, executed, and managed its conflict minerals plan as mandated by the legislation. This Conflict Minerals Report is filed with our Form SD to comply with the requirements of Rule 13p-1 of the Securities and Exchange Act 1934. This report includes elements, efforts, results, and conclusions of compliance activities as required by the legislation.

All terms and definitions in this conflict minerals report are as defined by the Final Rules promulgated under Dodd-Frank and by the “Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.”

JOI supports the Conflict-Free Sourcing Initiative’s (CFSI) Conflict Free Smelter Program (CFSP) by performing supply chain compliance and due diligence requirements for smelters sourcing from, or believed to source from or have operations in, the Democratic Republic of Congo (DRC) and adjoining countries (Covered Countries, or CCs). These efforts include supporting a clean minerals trade in Covered Countries and maintaining economic relationships with conflict-free smelters in Covered Countries.

JOI works annually in cooperation with its first-tier, in-scope suppliers under the applicable provisions of Dodd-Frank to perform risk assessments of smelters and refiners (hereafter referred to collectively as smelters) of tin, tantalum, tungsten, and gold (3TG) that may source and/or have operations in Covered Countries.

Through a holistically managed supply chain due diligence and compliance program, JOI has attempted, to the best of our abilities, to identify all the smelters in our global supply chain as well as the mines and country of origin of 3TG in Covered Countries. At the cornerstone of these efforts is JOI’s supply chain transparency program which mandates participation from specified JOI employees and affected JOI first-tier suppliers. JOI’s due diligence activities cascade through our supply chain to relative smelters and other supply chain actors. These activities are designed to provide communication and facilitate understanding of Dodd-Frank conflict minerals program requirements to all JOI supply chain actors, and to identify applicable risks and specify responsibilities associated with their role in JOI’s supply chain.

This report may be found on our website at: http://investor.johnsonoutdoors.com/sec.cfm.   This report is inclusive for all JOI products at a company level, and all covered products in all JOI business groups.

JOI’s Conflict Minerals Program:

Reporting Year 2016 (RY2016) marks the fourth year that JOI has carried out required due diligence procedures to evaluate the extraction and trade of mineral ores containing 3TG, also referred to as conflict minerals (CM). With the support of well established and strong management systems, JOI designed its supply chain transparency system and due diligence program to identify and evaluate its 3TG smelters relating to the conflict minerals necessary to the functionality or production of products manufactured by JOI, or contracted to be manufactured by JOI.

JOI’s Conflict Minerals Program is designed to reasonably identify all global 3TG smelters with the purpose to identify 3TG smelters in Covered Countries. Through this program, JOI encourages conflict-free sourced minerals from Covered Countries to enter our global supply chains, and with the goal of reducing the trade in conflict minerals from mines that directly or indirectly finance or benefit armed groups. These efforts are communicated to all first-tier suppliers as well as identified smelters, as applicable.

JOI’s conflict minerals program includes, but is not limited, to the following:
•	Maintenance of a publicly available corporate conflict minerals policy.
•
Design and implementation of an annual organization-wide process that ensures 100% of JOI suppliers, both in and out of scope of the Dodd-Frank conflict minerals rule, are made aware of JOI’s policy and standards regarding conflict minerals and obligations to comply with our conflict minerals policy.

•
Maintenance of internal protocols that ensure conflict minerals supply chain due diligence and obligations are clearly presented and understood by JOI employees who have responsibility for the SEC disclosure requirements under the Dodd-Frank conflict minerals rule.

•	Survey and analysis of all suppliers and sources of 3TG.
•
Annual implementation of a supply chain communication plan that requests the completed and current CFSI Conflict Minerals Reporting Template (CMRT) from suppliers in order to facilitate supply chain transparency by gathering, surveying, and evaluating suppliers and sources of 3TG, and identifying 3TG smelters in JOI’s supply chain.

•
Annual internal audit of first-tier suppliers regarding their understanding of the conflict minerals rule, their obligations regarding the rule, and JOI’s expectations of them regarding their compliance with the rule.

•	Identification of priority first-tier suppliers that supply electrical and electronic parts.
•	Escalation of Reasonable Country of Origin Inquiry (RCOI) efforts to JOI business group leaders, including identifying smelters from priority suppliers.
•
Collection of conflict minerals information to identify 3TG in our supply chain and identification of risk that our products may contain conflict minerals that could finance or benefit armed groups in Covered Countries.

•	Identification of 3TG smelters in order to determine the locations, country of origin, and mines of these ores, as well as the processing facilities, operations, or trade routes of 3TG.
•	Reliance on the CFSP and other industry approved mechanisms to validate smelter supply chain due diligence and perform independent third-party audits of smelter due diligence practices.
•	Internal research to validate smelters not participating in the CFSP or other industry approved mechanisms.
•	Annual request that first-tier and subsequent tier suppliers only source from CFSP participating smelters and/or validated conflict-free smelters of 3TG.
•	Direct contact with smelters that are not participating in the CFSP and encouraging them to participate in the CFSP.
•	Public disclosure and reporting of the results of our due diligence.
•	Secure maintenance of all records relating to our due diligence efforts for a minimum of five years.
•	Multi-tiered assessment and performance of risk mitigation efforts throughout our supply chain including review, evaluation and escalation from business group leaders and executives.
•	Maintenance of an annual improvement plan based on previous reporting years and annual lessons learned.
•	Maintenance of an online grievance mechanism that allows JOI, its suppliers, and any concerned parties to communicate concerns regarding our conflict minerals program.

Due Diligence:

Design of Due Diligence:

JOI’s conflict minerals program is designed and implemented based on the “Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain” (Annex I) and the “Model Supply Chain Policy for a Responsible Global Supply Chain of Minerals from Conflict-Affected and High-Risk Areas” (Annex II) included in the “Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” (Third Edition). The due diligence steps performed by JOI, along with a brief description are below.

Step 1: Establish strong company management systems.
Step 2: Identify and assess risk in the supply chain.
Step 3: Design and implement a strategy to respond to identified risks.
Step 4: Carry out independent third-party audit of smelter due diligence practices.
Step 5: Report on supply chain due diligence.

Due Diligence Performed:

JOI performed due diligence measures conforming to the OECD 5 Step Framework as mapped below. These steps are specific to the due diligence regarding the source and chain of custody of conflict minerals identified in our supply chain, and regarding 3TG smelters identified in our supply chain. These activities include, but are not limited to, the following:

OECD Steps:	JOI Due Diligence Measures Performed:
Step 1: Establish strong company management systems.
•      Assign and implement multi-disciplinary responsibilities to internal JOI business group leaders, support staff, and third-party consultant to carry out all elements of JOI’s conflict minerals program.
•      Maintain a detailed project plan and hold semi-monthly meetings for JOI employees and senior management who have responsibility for the SEC disclosure requirements for Dodd-Frank regarding conflict minerals, and regularly publish this project plan on JOI’s intranet.
•      Annual review of JOI’s conflict minerals program and results by senior management, senior executives, and legal counsel.
•      Maintain records in a secure computerized database repository for a minimum of five years.

Step 2: Identify and assess risk in the supply chain.
•      Evaluate 100% of JOI first-tier suppliers across all business groups as being in or out of scope of the conflict minerals program.
•      Review and verification of supplier commodity class and status.
•      Review and update of affected suppliers.
•      Review and update of priority suppliers.
•      Review new suppliers and changes in supplier status and commodity class.
•      Assess risk in our supply chain according to commodity class and supplier status.
•      Assess risk in our supply chain according to supplier responses.
•      Engage suppliers by performing multi-tiered survey of 100% of JOI in-scope conflict minerals suppliers by requesting current, complete, and accurate CMRTs in order to identify 3TG smelters in the supply chain and set expectations for compliance.

•      Annually redistribute copies of our conflict minerals policy and basic standards to all active first-tier suppliers, regardless of commodity class or in-scope status of conflict minerals.
•      Analyze smelter information from suppliers with the information available from CFSP, the London Market Bullion Association (LBMA), the Responsible Jewellery Council (RJC), and other accredited industry mechanisms.
•      Analyze smelter information from suppliers via other sources, including but not limited to information from: the United States Department of Commerce; United Nations publications; iTSCi (ITRI Tin Supply Chain Initiative); extensive internet research including smelter websites and company profiles; non-governmental organization (NGO) websites; in-region sourcing programs; other company CMRTs; news articles and publications.
•      Identify smelters of 3TG that appear to have facilities, or likelihood of facilities, operations or trade routes, in Covered Countries.
•      Report identified and/or potential supply chain risks to business group leaders and senior management.

Step 3: Design and implement a strategy to respond to identified risks.
•      Perform internal audit of the distribution of our conflict minerals policy to evaluate and ensure supplier understanding, acknowledgment, and adherence to this policy and our basic standards.
•      Perform internal multi-tiered analysis of our suppliers’ CMRTs including: completeness; reasonable response based on commodity class and scope; consistency with previous reporting year information; and identification of smelters.
•      Communicate supplier expectations for return of the most current CMRT including identifying all valid smelters.
•      Communicate supplier expectation that they notify us of any risks and red flags identified by their own due diligence activities for smelters.
•      Communicate supplier expectation that they notify us immediately of any smelters that may be suspected of supporting armed groups in Covered Countries.
•      Request supplier confirmation for the validity of questionable and high risk smelter presence in the supply chain.
•      Perform ongoing internal and external training of the conflict minerals rules and risks to JOI employees and all suppliers in the supply chain.
•      Engage JOI business group leaders, support staff, and third-party consultant in multi-tiered follow ups and escalations with suppliers in an effort to obtain higher quantity and quality of smelter information, particularly from suppliers of electrical and electronic equipment.
•      Use JOI level of influence to encourage suppliers to source from CFSP audited and compliant smelters and communicate the expectation that they source only from smelters participating in the CFSP.

•      Encourage identified smelters to participate in the CFSP and obtain CFSP certification if they have not already done so.
•      Continue to improve on efficiencies and effectiveness of our conflict minerals program to close gaps and mitigate risks for each subsequent reporting year.
•      Perform risk mitigation efforts to ensure suppliers are in conformance with our conflict minerals policy and expectations.
•      Execute a risk mitigation plan that improves supply chain due diligence and mitigates the risk that any conflict minerals identified in our supply chain benefit any armed groups.
•      Communicate risks to business group leaders, our internal conflict minerals executive team, and senior management.
•      Perform gap analysis and communicate these gaps and issues to our conflict minerals executive team and to senior management.

Step 4: Carry out independent third-party audit of smelter due diligence practices.
•      Identify smelters in Covered Countries that are conflict-free, or participating in a conflict-free program as defined by CFSP.
•      Rely on the due diligence performed by CFSP, LBMA and RJC regarding smelter conflict-free status.
•      Directly contact smelters in the form of an RCOI regarding chain of custody of conflict minerals and evidence of due diligence for whom we were unable to confirm conflict-free status via the sources above.

Step 5: Report on supply chain due diligence.
•      In compliance with Dodd-Frank and the SEC Final Rule, on or before May 31st, 2017, JOI will file Form SD and Conflict Minerals Report (this report) with the SEC, as well as publish this information on its website.

Results of Due Diligence:

JOI identified 411 unique and validated 3TG smelters in its supply chain in RY2016. These are associated with the following 3TG as follows:

•	Gold: 139
•	Tantalum: 52
•	Tin: 153
•	Tungsten: 67

Out of these 411 smelters, JOI has identified 49 unique smelters that we have reason to believe either source 3TG from the DRC and/or surrounding countries (Covered Countries) or have some type of facility or operation in Covered Countries. JOI exercised due diligence on the conflict mineral source and chain of custody for these 49 smelters who appear to have presence in Covered Countries (CCs).

Conflict-free (CF) status and Covered Country facility location for these 49 smelters are summarized in the table below. The conflict-free status is based on research concluded on April 6th, 2017 and does not reflect any subsequent changes in this status.  Details regarding specific smelter names, countries, and facility locations of 3TG, in and out of Covered Countries, may be shared upon request.

3TG, # of Smelters:	49 Smelters with 169 Possible Locations in Covered Countries (CCs):
Gold: 8 Smelters
19 possible presences located in 8 CCs:
•      4 CFSP CF Compliant smelters include possible presence in the following CCs: DRC (3); Tanzania (2); Zambia (2); Uganda (1)
•      4 CF unknown status smelters include possible presence in the following CCs: Zambia (2); Angola (2); DRC (2); Rwanda (1); Uganda (1); S. Sudan (1); Tanzania (1); Central African Republic (1)

Tantalum: 21 Smelters
98 possible presences located in 9 CCs:
•      20 CFSP CF Compliant smelters include possible presence in the following CCs: Rwanda (20); DRC (18); Burundi (13); Uganda (13); Tanzania (13); Central African Republic (5); Zambia (5); S. Sudan (5); Central African Republic (5)
•      1 CF self-stated and believed to be CF smelter includes possible presence in the following CC: DRC

Tin: 8 Smelters
16 possible presences located in 7 CCs:
•      4 CFSP CF Compliant smelters include possible presence in the following CCs: DRC (2); Rwanda (2); Tanzania (1)
•      1 CFSP Progressing Toward CF smelter includes possible presence in the following CC: Rwanda
•      3 CF self-stated and believed to be CF smelters include possible presence in the following CCs: DCR (3); Rwanda (2); Angola (1); Burundi (1); Zambia (1); Tanzania (1); Uganda (1)

Tungsten: 12 Smelters
36 possible presences located in 10 CCs:
•      10 CFSP CF Compliant smelters include possible presence  in the following CCs: DRC (9); Rwanda (6);  Uganda (5); Burundi (5); Tanzania (4); Central African Republic (1); Zambia (1); Angola (1); S. Sudan (1); Republic of the Congo (1)
•      1 CF self-stated smelter and believed to be CF includes possible presence in the following CC: DRC
•      1 CF unconfirmed smelter but believed to be CF by association includes possible presence in the following CC: DRC

3TG CF Due Diligence Summary:

The CF status for all 3TG smelters that may have facilities located in Covered Countries:

•	For gold: smelters appear to be 50% CF

•	For tantalum: smelters appear to be 100% CF
•	For tin: smelters appears to be 100% CF
•	For tungsten: smelters appear to be 100% CF

CFSP Participation Summary:

The conflict-free status of the 49 smelters listed as a having a possible presence in Covered Countries is as follows:

•	38 (78%) are CFSP CF Certified
•	1 (2%) is Progressing Toward CFSP Certification
•	6 (12%) are believed to be CF due to other accreditations or website statements
•	4 (8%) are unknown CF status, as no information was available from public sources and the smelters did not respond to the RCOIs sent

Due Diligence Conclusion:

➢	92% of all 3TG smelters that may be in Covered Countries appear to be conflict-free (45 out of 49 smelters)

➢	80% of smelters that may be in Covered Countries were participating in a CFSP program

Improvements:

There was a significant increase in total smelters, as well as unique smelters, listed in supplier RCOIs in RY2016 compared to RY2015. This is despite the fact that fewer suppliers who indicated the presence of 3TG in their product provided smelter names. This appears to indicate that the suppliers who did furnish smelter names were able to provide significantly more smelter information than in previous years. We believe this reflects a maturing of the supply chain regarding conflict mineral smelter identification and that first-tier suppliers are receiving more smelter data from their suppliers farther up the supply chain.

The percent increase in the total number of valid smelters in the JOI supply chain is consistent with the percent increase of valid smelters believed to have some type of presence in Covered Countries. This appears to indicate that the first-tier suppliers that reported smelters with possible presence in Covered Countries reported the correct representation of all smelters with possible presence in Covered Countries in the supply chain.

For the first time since the requirement to source the chain of custody of mines and country of origin of conflict minerals, JOI is able to reasonably determine that three out of the four 3TG (tin, tantalum and tungsten) in JOI’s supply chain that are believed to be sourced from Covered Countries appear to be 100% conflict-free.

Based on JOI’s due diligence practices, the overall conflict-free status of all the 3TG that are believed to be sourced from Covered Countries in JOI’s supply chain rose in RY2016 to a new high of 92% appearing to be conflict-free. This overall increase in conflict-free status in JOI’s supply chain reflects a consistent improvement in our due diligence process and cooperation from our first-tier suppliers in identifying valid smelters that appear to  source, or have some type of 3TG operations, in Covered Countries.

Additional information regarding statistical improvements may be shared upon request.

Determination:

JOI has made a reasonable good faith effort to collect and evaluate all information regarding 3TG smelters in our supply chain as provided by our first-tier in-scope suppliers and original equipment manufacturers (OEMs).

Based on the information provided by JOI in-scope suppliers and the due diligence that JOI performed to identify smelters of 3TG in Covered Countries, including conducting smelter direct RCOIs, JOI has concluded in good faith that certain smelters in its supply chain either do have, or may have, facilities that source 3TG from Covered Countries or have some type of operations in Covered Countries.

Based on these due diligence efforts and at the end of the smelter analysis performed, JOI does not have sufficient information to conclusively confirm that 100% of these smelters are conflict-free, or that 3TGs are sourced exclusively from recycled or scrap sources.

Although we have not been able to confirm the identification and conflict-free status (as defined by the CFSP) for 100% of the smelters identified in our supply chain, we can confirm that none of the smelters identified by our first-tier suppliers or OEMs are known to us as sourcing 3TG that directly or indirectly finance or benefit armed groups in Covered Countries.

Regarding tin, tantalum, and tungsten, JOI can reasonably conclude after its due diligence efforts that 100% of the tin, tantalum, and tungsten in its supply chain is sourced from smelters that are either conflict-free or that the tin, tantalum, and tungsten are from recycled or scrap sources.  100% of all smelter information is based on identification by JOI first-tier suppliers and/or original equipment manufacturers.

Planned Risk Mitigation and Future Due Diligence Measures:

Throughout each calendar and Reporting Year JOI consistently takes steps to improve our conflict minerals supply chain due diligence program and continues to establish processes designed to mitigate the risk that any conflict minerals identified in our supply chain benefit armed groups. The ongoing goal of these activities is to support a clean and conflict-free minerals trade in Covered Countries by encouraging 3TG sourcing from validated and conflict-free smelters. These activities include but are not limited to the following:

•	Engage internal business group leaders at a deep level for review, analysis, evaluation, and recommendation for both supplier and smelter risks in each business group.
•	Impose direct responsibility and action items on business group leaders for supplier escalations and risk assessment.
•
Leverage multi-tiered influence from JOI internal and external resources in order to compel its in-scope suppliers to deliver more current, accurate, timely, and complete information to correctly identify smelters of conflict minerals, and increase both response level and quality of responses.

•
Leverage multi-tiered influence from JOI internal and external resources to increase response level from in-scope distributors regarding JOI supply chain procedures and increase their participation in supply chain transparency of conflict minerals including furnishing CMRTs for their OEMs.

•
Increase pressure, specifically on suppliers of electrical and electronic equipment (EEE), to provide current, correct, and more comprehensive smelter information, including CMRTs from their OEMs as applicable.

•	Continue to review commodity classes for veracity and inclusion of EEE criteria.
•
Repeat, and continue to enhance, our annual pro-active supplier communication plan to further assist 100% of JOI suppliers regarding the need for correct and complete conflict minerals information to satisfy the SEC requirements, including annual updates and ongoing training.

•
Use our level of influence to encourage all suppliers to source from smelters validated as compliant to a CFSP assessment protocol using the most recent version of the Conflict-free Sourcing Compliant Smelter List as published by the CFSI or other accredited independent validation scheme or institutional mechanism.

•	Use our level of influence to encourage all suppliers to source away from un-validated conflict-free smelters, and to identify the sources of conflict minerals in their supply chains.
•	Use our level of influence to have suppliers re-evaluate and confirm or refute the actual presence of questionable smelters as identified in their supply chains.
•
Instruct suppliers to advise JOI if they have reason to believe that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries and provide a discrete mechanism to do so.

•
Through direct and repeat smelter RCOIs and other electronic communication, pressure smelters with undeterminable conflict-free status to become verified as having conflict-free sourcing practices and encourage participation in the CFSP audit process.

•	Review supplier red flags for locations of gold origin and transit.
•	Review corrective actions plans and schedules from the CFSP for relevant smelters.

Description of Products:

Conflict minerals are found in products that JOI manufactures, or contracts to manufacture. Accessories are included in all groups. The descriptions of product families by business group are as follows:

Fishing Group:
•	Trolling motors
•	Shallow water anchors
•	Battery chargers
•	Fishfinders
•	Downriggers

Dive Group:
•	Dive computers, instruments and gauges
•	Dive watches
•	Scuba dive equipment
•	Buoyancy compensators
•	Tank systems

Camping Group:
•	Camping tents, sleeping bags and furniture
•	Camping stoves
•	Military, party, and event tents
•	Compasses

Watercraft Recreation Group:
•	Canoes
•	Kayaks
•	Personal flotation devices
•	Paddles

In Conclusion:

This CMR has been prepared based on due diligence efforts performed in good faith by JOI and its first-tier suppliers. The analysis, conclusions and determinations are based on the information available at the time the first-tier supplier and smelter RCOIs were received, results analyzed, and metrics recorded. Additional smelter information was gathered from original equipment manufacturers’ CMRTs. Errors or omissions may be inherent in these results due to errors or omissions in supplier and smelter RCOIs, and the definition of a smelter at the time of the research.

JOI maintains an early warning risk-awareness conflict minerals grievance mechanism designed to allow JOI to receive any additional relevant information that may not have been uncovered through our due diligence process in supply chain transparency as it relates to conflict minerals. Any information found to be contradictory to this CMR may be communicated to JOI through this grievance mechanism which may be found at the following URL:
http://investor.johnsonoutdoors.com/governance.cfm

Appendix A:

Below is a list of the 3TG smelters with one or more worldwide facilities that JOI suppliers identified to be potentially in our supply chain and that were participating at some level with the Conflict-Free Sourcing Initiative (CFSI) in RY2016. The presence of a smelter on the list below does not indicate that JOI products necessarily contained conflict minerals sourced or processed by that smelter. The location information for each entity was reported by the Conflict-free Smelter Program (CFSP) as of February 5th, 2017.

3TG:	Smelter Name:	Location:

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA

Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES OF AMERICA
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	EM Vinto	BOLIVIA
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	SAMWON Metals Corp.	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn = >Tau-Кen Samruk	KAZAKHSTAN
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Plansee	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

JOI suppliers and OEMs identified 84 additional entities which are not listed here because they were either not identified by CFSP or Department of Commerce as valid smelters and/or were not participating in any CFSI program at the time of the report. Consequently, these additional entities are not included in the list above. The names of these smelters may be provided upon request.